Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of our reports dated March 16, 2009, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of ENGlobal Corporation for the year ended December 31, 2008.




/s/ Hein & Associates LLP
-------------------------
Hein & Associates LLP
Houston, Texas

August 10, 2009